                                POWER OF ATTORNEY

     Know by all these  presents,  that the  undersigned  director or  executive officer of Total System Services,  Inc. (the "Company")  hereby  constitutes and appoints each of G. Sanders  Griffith,  III,  Kathleen  Moates and Garilou Page,

signing singly, his true and lawful attorney-in-fact to:

     (1)  execute  for and on  behalf  of the  undersigned  Forms  3, 4 and 5 in accordance  with Section 16(a) of the Securities  Exchange Act of 1934 and the rules thereunder;

     (2)  do and perform  any and all acts for and on behalf of the  undersigned which may be necessary  or desirable to complete the  execution of any such Form 3, 4 or 5 and any amendments thereto,  and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

     (3)  take any other action of any type  whatsoever in  connection  with the foregoing  which, in the opinion of such  attorney-in-fact,  may be of benefit  to, in the best  interest  of, or  legally  required  by, the undersigned,  it being understood that the documents  executed by such attorney-in-fact  on behalf of the undersigned  pursuant to this Power of  Attorney  shall be in such form and shall  contain  such terms and conditions as such attorney-in-fact may approve in his discretion.

     The undersigned hereby grants to each such  attorney-in-fact full power and authority  to do and perform all and every act and thing  whatsoever  requisite,

necessary  or proper to be done in the  exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally  present,  with full power of substitution or revocation,

hereby  ratifying and confirming all that such  attorney-in-fact,  or his or her substitute or  substitutes,  shall  lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing  attorneys-in-fact,  in serving in such capacity at  the  request  of the  undersigned,  are  not  assuming,  nor is the  Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

     This Power of  Attorney  shall  remain in full  force and effect  until the undersigned  is no longer  required to file Forms 3, 4 and 5 with respect to the undersigned's  holdings of and transactions in securities issued by the Company,

unless  earlier  revoked  by  the  undersigned  in a  writing  delivered  to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of July, 2004.

                                              /s/ Kriss Cloninger III

                                              ------------------------

                                              Kriss Cloninger III